Exhibit 99.1

Argo Group Reports Second Quarter 2023 Results

 Focused On Optimizing Business For Profitable Growth

•
Pending merger with Brookfield Reinsurance: We continue to expect the merger to close the second half of 2023, subject to customary closing conditions, including receipt of required regulatory approvals

•	Low Catastrophe Losses: Total catastrophe losses were $3.1 million for second quarter 2023; catastrophe losses for the first six months of 2023 were 40% lower than the same period in 2022.
•	Improved Efficiency: Expense ratio of 33.6% improved 1.8 percentage points from the prior year second quarter
Hamilton, Bermuda - August 7, 2023 - Argo Group International Holdings, Ltd. (NYSE: ARGO) ("Argo" or the "company") today announced financial results for the three and six months ended June 30, 2023.

($ in millions, except per share data)	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022

Net loss attributable to common shareholders	$(0.5)	$(18.9)	$(36.9)	$(22.5)
Per diluted common share	$(0.01)	$(0.54)	$(1.05)	$(0.64)

Operating (loss) income earnings	$(0.8)	$31.0	$(11.6)	$74.4
Per diluted common share	$(0.02)	$0.89	$(0.33)	$2.13

Annualized return on average common shareholders' equity	(0.2)%	(5.4)%	(6.8)%	(3.1)%

Annualized operating return on average common shareholders' equity	(0.3%	8.9%	(2.1)%	10.2%

"Our second quarter performance further reflects the proactive steps we are taking to prioritize improving profitability," said Argo Executive Chairman and Chief Executive Officer, Thomas A. Bradley. "Our top line results reflect our deliberate and disciplined actions in certain lines of business. However, we continue to achieve growth across the rest of the portfolio, notably in our environmental, inland marine and casualty segments. This is a testament to the importance of a diversified book of specialty businesses. We have remained focused on lowering expenses and reducing earnings volatility. The success of these efforts was demonstrated in the second quarter by further improvement in the expense ratio, and a low level of catastrophe losses, despite elevated industry catastrophe losses during the period.

 "We also continue to collaborate closely with Brookfield Reinsurance on integration planning as we wait for the required regulatory approvals on the pending merger, and anticipate an orderly transition for our customers and business partners once the transaction is completed."

Consolidated Highlights

($ in millions)	Three Months Ended June 30,		Q/Q	Six Months Ended June 30,		Y/Y
	2023	2022	Change	2023	2022	Change

Gross written premiums	$561.9	$732.1	-23.2%	$1,158.6	$1,452.7	-20.2%
Net written premiums	348.9	469.1	-25.6%	684.8	909.6	-24.7%

Earned premiums	$329.9	$454.3	-27.4%	$719.8	$934.9	-23.0%
Loss and loss adjustment expenses	241.4	276.0	-12.5%	526.0	559.6	-6.0%
Acquisition expenses	51.2	77.8	-34.2%	112.9	160.4	-29.6%
General and administrative expenses	59.7	83.2	-28.2%	135.0	173.5	-22.2%
Underwriting income (loss)	$(22.4)	$17.3	NM	$(54.1)	$41.4	NM

Net investment income	$32.8	$29.3	11.9%	$62.5	$67.0	-6.7%

Loss ratio	73.2%	60.8%	12.4 pts	73.1%	59.9%	13.2 pts
Acquisition expense ratio	15.5%	17.1%	-1.6 pts	15.7%	17.2%	-1.5 pts
General and administrative expense ratio	18.1%	18.3%	-0.2 pts	18.7%	18.5%	0.2 pts
Expense ratio	33.6%	35.4%	-1.8 pts	34.4%	35.7%	-1.3 pts
Combined ratio	106.8%	96.2%	10.6 pts	107.5%	95.6%	11.9 pts
CAY ex-CAT loss ratio	64.3%	56.6%	7.7 pts	61.8%	56.6%	5.2 pts

Second Quarter 2023 Results - Consolidated

(All comparisons vs. second quarter 2022, unless noted otherwise)

On February 3, 2023, the company completed the previously announced sale of Argo Underwriting Agency Limited and its Lloyd's Syndicate 1200 to Westfield. The financial highlights in this release include results for Argo Underwriting Agency Limited and its Lloyd’s Syndicate 1200 up to the closing date.

Premiums

Gross written premiums of $561.9 million decreased $170.2 million, or 23.2%, primarily due to businesses the company has sold and exited.

•	Gross written premiums within the company’s ongoing business[1] decreased approximately 0.8% from the prior year second quarter
Earned premiums of $329.9 million decreased $124.4 million, or 27.4%.

•	Earned premiums increased approximately 0.9% within the company’s ongoing business reflecting business mix shift towards lines of business where the company retains more risk.
Underwriting

The combined ratio of 106.8% increased 10.6 percentage points, driven by a higher loss ratio.

The loss ratio of 73.2% increased 12.4 percentage points, compared to 60.8% for the prior year second quarter.

1 Ongoing business excludes the following businesses the company is exiting, plans to exit, or have sold, including Contract Binding P&C which was sold in October 2021, U.S. Specialty Property which the company exited in December 2021, Argo Seguros Brasil which was sold in February 2022, ArgoGlobal Holdings (Malta) which was sold in June 2022, Lloyd's Syndicate 1200 which was sold in February 2023, Italy, and the U.S. grocery and retail business, and certain program business.

•	The current accident year, excluding catastrophes ("CAY ex-CAT") loss ratio of 64.3% increased 7.7 percentage points.
•
Total catastrophe losses were $3.1 million or 0.9 percentage points on the loss ratio. In comparison, catastrophe losses in the prior year second quarter were $2.5 million or 0.6 percentage points on the loss ratio

•
Net adverse prior year reserve development was $26.4 million, or 8.0 percentage points on the loss ratio. In comparison, net adverse prior year reserve development in the second quarter 2022 was $16.3 million, or 3.6 percentage points on the loss ratio

The CAY ex-CAT combined ratio of 97.9% increased 5.9 percentage points from the prior year second quarter.

Expenses

The expense ratio of 33.6% improved 1.8 percentage points. This improvement was driven by the change in business mix resulting from the sale of Argo Underwriting Agency Limited and its Lloyd's Syndicate 1200.

Investment Income

Net investment income of $32.8 million increased by $3.5 million or 11.9% from the prior year second quarter. The increase was driven by higher interest rates, partially offset by lower returns from alternative investments. The company continues to hold a high quality, relatively short duration portfolio with an average credit quality of AA- and an average duration of 2.5 years, when including cash and cash equivalents.

Earnings

Net loss attributable to common shareholders was $0.5 million, or $0.01 per diluted share, for the second quarter 2023, compared to a net loss attributable to common shareholders of $18.9 million, or $0.54 per diluted share for the second quarter 2022. Annualized return on average common shareholders' equity was (0.2%), compared to (5.4%) in the prior year second quarter.

•
The net loss attributable to common shareholders in the second quarter 2023 included pre-tax net realized investment and other gains of $1.6 million. In comparison, the prior year second quarter included pre-tax net realized investment and other losses of $40.4 million, of which $21.3 million was attributable to a loss on sale of the company's Malta operations.

•
In addition, the net loss attributable to common shareholders in the second quarter 2023 included $6.8 million of non-operating expenses, which were mainly attributable to non-operating legal fees for the company's pending merger with Brookfield Reinsurance. In comparison, the prior year second quarter reported $15.6 million in non-operating expenses which were mainly driven by non-operating advisory fees and severance.

Operating loss for the second quarter 2023 was $0.8 million or $0.02 per diluted common share, compared to operating earnings of $31.0 million or $0.89 per diluted common share. Annualized operating return on average common shareholders' equity was (0.3%), compared to 8.9% in the second quarter 2022.

Shareholders' Equity

Total Shareholders’ Equity increased from $1,232.9 million at year-end 2022 to $1,234.8 million at June 30, 2023.  Book value per common share was $31.00 as of June 30, 2023, a small decrease from $31.06 at year-end 2022.

U.S. Operations Highlights

($ in millions)	Three Months Ended June 30,		Q/Q	Six Months Ended June 30,		Y/Y
	2023	2022	Change	2023	2022	Change

Gross written premiums	$456.1	$501.1	-9.0%	$893.3	$976.3	-8.5%
Net written premiums	299.7	331.9	-9.7%	586.2	644.8	-9.1%

Earned premiums	$311.2	$332.8	-6.5%	$636.8	$669.2	-4.8%
Loss and loss adjustment expenses	229.2	202.5	13.2%	469.1	408.7	14.8%
Acquisition expenses	56.6	51.4	10.1%	110.9	108.9	1.8%
General and administrative expenses	50.7	50.7	—%	103.1	100.9	2.2%
Underwriting income (loss)	$(25.3)	$28.2	NM	$(46.3)	$50.7	NM

Loss ratio	73.7%	60.8%	12.9 pts	73.7%	61.1%	12.6 pts
Acquisition expense ratio	18.2%	15.4%	2.8 pts	17.4%	16.3%	1.1 pts
General and administrative expense ratio	16.2%	15.3%	0.9 pts	16.2%	15.0%	1.2 pts
Expense ratio	34.4%	30.7%	3.7 pts	33.6%	31.3%	2.3 pts
Combined ratio	108.1%	91.5%	16.6 pts	107.3%	92.4%	14.9 pts
CAY ex-CAT loss ratio	64.5%	58.5%	6.0 pts	62.5%	58.7%	3.8 pts

Second Quarter 2023 Results - U.S. Operations

(All comparisons vs. second quarter 2022, unless noted otherwise)

Premiums

U.S. Operations gross written premiums of $456.1 million decreased $45.0 million, or 9.0%, due in part to businesses the company has exited.

•	While the company experienced low-double digit rate decreases in its commercial D&O business, the remaining portfolio achieved rate increases in the mid-single digits.
•
Gross written premiums within the U.S. ongoing business[2] decreased 5.8% from the prior year second quarter. The decrease was driven by deliberate and disciplined actions in certain lines of business, partially offset by continued growth across the rest of the portfolio.

Earned premiums of $311.2 million decreased $21.6 million, or 6.5%.

•	Earned premiums increased approximately 1.2% within the company’s U.S. ongoing business, reflecting business mix shift towards lines of business where the company retains more risk.
Underwriting

The loss ratio of 73.7% increased 12.9 percentage points, compared to the prior year second quarter.

•
The CAY ex-CAT loss ratio of 64.5% increased 6.0 percentage points mainly due to the anticipated impact of claims inflation, evolving loss trends, and the rate environment in some management liability classes.

2  U.S. ongoing business excludes the following businesses the company has sold, including sales of Contract Binding P&C in October 2021 and U.S. Specialty Property in December 2021, and the exits of our grocery and retail business and certain program business.

•	Catastrophe losses were $3.1 million, or 1.0 percentage point on the loss ratio, compared to $1.0 million or 0.3 percentage points on the loss ratio in the prior year second quarter.
•
Net adverse prior year reserve development was $25.4 million or 8.2 percentage points on the loss ratio. In comparison, net adverse development in the prior year second quarter was $6.7 million, or 2.0 percentage points on the loss ratio. The adverse development in the second quarter 2023 was primarily attributable to businesses the company has exited.

Expenses

The expense ratio was 34.4%, an increase of 3.7 percentage points due to higher acquisition expenses and lower earned premiums. General and administrative expenses of $50.7 million were in line with the prior year second quarter.

International Operations Highlights

($ in millions)	Three Months Ended June 30,		Q/Q	Six Months Ended June 30,		Y/Y
	2023	2022	Change	2023	2022	Change

Gross written premiums	$105.8	$230.8	-54.2%	$265.3	$476.2	-44.3%
Net written premiums	49.2	137.0	-64.1%	98.6	264.6	-62.7%

Earned premiums	$18.6	$121.3	-84.7%	$82.9	$265.5	-68.8%
Loss and loss adjustment expenses	11.6	72.1	-83.9%	55.2	148.1	-62.7%
Acquisition expenses	(5.4)	25.6	NM	1.9	50.7	-96.3%
General and administrative expenses	6.4	27.8	-77.0%	20.5	57.6	-64.4%
Underwriting income (loss)	$6.0	$(4.2)	NM	$5.3	$9.1	-41.8%

Loss ratio	62.4%	59.4%	3.0 pts	66.6%	55.8%	10.8 pts
Acquisition expense ratio	-29.0%	21.1%	-50.1 pts	2.3%	19.1%	-16.8 pts
General and administrative expense ratio	34.3%	23.0%	11.3 pts	24.7%	21.7%	3.0 pts
Expense Ratio	5.3%	44.1%	-38.8 pts	27.0%	40.8%	-13.8 pts
Combined ratio	67.7%	103.5%	-35.8 pts	93.6%	96.6%	-3.0 pts
CAY ex-CAT loss ratio	60.2%	51.4%	8.8 pts	56.1%	51.5%	4.6 pts

Second Quarter 2023 Results - International Operations
(All comparisons vs. second quarter 2022, unless noted otherwise)

Premiums

Gross written premiums of $105.8 million decreased $125.0 million, or 54.2% from $230.8 million, and earned premiums of $18.6 million decreased $102.7 million, or 84.7% from $121.3 million. The reduction of premiums was primarily due to businesses the company has sold.

•	Rates on average were up in the low-double digits in the second quarter 2023.
Underwriting

The loss ratio of 62.4% increased 3.0 percentage points, compared to 59.4% in the prior year second quarter.

•	The CAY ex-CAT loss ratio was 60.2%, an increase of 8.8 percentage points. The second quarter 2023 includes a different mix of business from 2022 due to businesses the company has sold and exited.
•
The segment did not incur any catastrophe losses in the second quarter 2023. In comparison, the prior year second quarter had $1.5 million in catastrophe losses, or 1.2 percentage points on the loss ratio.

•
Net adverse prior year reserve development was $0.4 million, which increased the loss ratio by 2.2 percentage points. In comparison, the prior year second quarter had $8.2 million of net adverse prior year reserve development, which decreased the loss ratio 6.8 percentage points.

Expenses

The expense ratio of 5.3% improved 38.8 percentage points. The acquisition expense amount and ratio decrease are driven by ceding commissions, the sale of Syndicate 1200 as well as reduced expenses incurred from business lines we have exited.

ABOUT ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
Argo Group International Holdings, Ltd. (NYSE: ARGO) is an underwriter of specialty insurance products in the property and casualty market. Argo offers a full line of products and services designed to meet the unique coverage and claims-handling needs of businesses in two primary segments. Argo and its insurance subsidiaries are rated ‛A-’ by Standard and Poor’s. Argo’s insurance subsidiaries are rated ‛A-’ by A.M. Best. More information on Argo and its subsidiaries is available at www.argogroup.com.

FORWARD-LOOKING STATEMENTS
This press release and related oral statements may include forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as "expect," "intend," "plan," "believe," “do not believe,” “aim,” "project," "anticipate," “seek,” "will," “likely,” “assume,” “estimate,” "may," “continue,” “guidance,” “growth,” “objective,” “remain optimistic,” “improve,” “progress,” "path toward," "looking forward," “outlook,” “trends,” “future,” “could,” “would,” “should,” “target,” “on track” and similar expressions of a future or forward-looking nature.

Such statements are subject to certain risks and uncertainties that could cause actual events or results to not occur or differ materially, including, but not limited to, recent changes in interest rates and inflation, the outcome of our exploration of strategic alternatives and our ability to realize the anticipated benefits of any actions taken in connection therewith, including that the company and Brookfield Reinsurance may be unable to complete their proposed transaction, the adequacy of our projected loss reserves, employee retention and changes in key personnel, the ability of our insurance subsidiaries to meet risk-based capital and solvency requirements, the outcome of legal and regulatory proceedings, investigations, inquiries, claims and litigation, and other risks and uncertainties discussed in our filings with the Securities and Exchange Commission (the "SEC"). For a more detailed discussion of such risks and uncertainties, see Part I, Item 1A, “Risk Factors” in Argo’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, Part II, Item 1A, “Risk Factors” in Argo’s Quarterly Report on Form 10-Q for the period ended March 31, 2023 and Argo’s other filings with the SEC. The inclusion of a forward-looking statement herein should not be regarded as a representation by Argo that its objectives will be achieved. Any forward-looking statements speak only as of the date of this press release. Argo undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You should not place undue reliance on any such statements.

NON-GAAP FINANCIAL MEASURES
In presenting the company's results, management has included and discussed in this press release certain non-generally accepted accounting principles ("non-GAAP") financial measures within the meaning of Regulation G as promulgated by the SEC. Management believes that these non-GAAP financial measures, which may be defined differently by other companies, better explain the company's results of operations in a manner that allows for a more complete understanding of the underlying trends in the company's business. However, these measures should not be viewed as a substitute for those determined in accordance with generally accepted accounting principles ("U.S. GAAP").

“CAY ex-CAT combined ratio” and the “CAY ex-CAT loss ratio" are internal measures used by the management of the company to evaluate the performance of its underwriting activity and represents the net amount of underwriting income excluding catastrophe related charges and the impact of changes to prior year loss reserves. Although this measure does not replace the GAAP combined ratio, it provides management with a view of the quality of earnings generated by underwriting activity for the current accident year.

“Operating income (loss)" is an internal performance measure used in the management of the company's operations and represents operating results after-tax (at an assumed effective tax rate of 19%) and preferred share dividends excluding, as applicable, net realized investment and other gains or losses, net foreign exchange gain or loss, non- operating expenses, and other similar non-recurring items. The company excludes net realized investment and other gains or losses, net foreign exchange gain or loss, non-operating expenses, and other similar non-recurring items from the calculation of operating income because these amounts are influenced by and fluctuate in part, by market conditions that are outside of management’s control. In addition to presenting net income determined in accordance with U.S. GAAP, the company believes that showing operating income enables investors, analysts, rating agencies and other users of the company's financial information to more easily analyze our results of operations and underlying business performance.

"Annualized operating return on average common shareholders' equity" is calculated using operating income (loss) (as defined above and annualized in the manner described for net income (loss) attributable to common shareholders ("ROACE")) and average common shareholders' equity. In calculating ROACE, the net income attributable to common shareholders for the period is multiplied by the number of periods in a calendar year to arrive at annualized net income available to common shareholders. In addition to presenting ROACE determined in accordance with U.S. GAAP, the company believes that showing annualized operating return on average common shareholders' equity enables investors, analysts, rating agencies and other users of the company's financial information to more easily analyze our results of operations and underlying business performance.

"Operating income (loss) per common share (diluted)" is calculated using operating income (as defined above) and the weighted average common shares (diluted) for the current period. In addition to presenting net income (loss) per common share (diluted) in accordance with U.S. GAAP, the company believes that showing the operating income (loss) per common share (diluted) enables investors, analysts, rating agencies and other users of the company's financial information to more easily analyze our results of operations and underlying business performance.

“Underwriting income (loss)” is an internal performance measure used in the management of the company’s operations and represents net amount earned from underwriting activities (net premium earned less underwriting expenses and claims incurred). Underwriting income is a financial measure that is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information. Although this measure of profit (loss) does not replace net income (loss) computed in accordance with U.S. GAAP as a measure of profitability, management uses this measure of profit (loss) to focus our reporting segments on generating underwriting income.

"Book value per common share excluding AOCI" is total common shareholders’ equity excluding AOCI, net of tax, included in shareholders’ equity, divided by the number of common shares outstanding. In the opinion of the company’s management, book value per common share excluding AOCI is useful in an analysis of a property casualty company’s book value per share as it removes the effect of changing prices on invested assets (i.e., net unrealized investment gains (losses), net of tax), which do not have an equivalent impact on unpaid claims and claim adjustment expense reserves.

"Tangible book value per common share" is book value per share excluding the after-tax value of goodwill and other intangible assets divided by the number of common shares outstanding. In the opinion of the company’s management, tangible book value per common share is useful in an analysis of a property casualty company’s book value on a nominal basis as it removes certain effects of purchase accounting (i.e., goodwill and other intangible assets).

"Tangible book value per common share excluding AOCI" is book value per share excluding the after-tax value of goodwill and other intangible assets and AOCI, net of tax. In the opinion of the company's management, tangible book value per common share excluding AOCI is useful in an analysis of a property casualty company's book value per share as it removes certain aspects of purchase accounting (i.e., goodwill and other intangible assets) and the effect of changing prices on invested assets (i.e., net unrealized investment gains (losses), net of tax).

The “percentage change in book value per common share” includes (by adding) the effects of cash dividends paid per common share to the calculated book value per common share for the current period. This adjusted amount is then compared to the prior period’s book value per common share to determine the period over period change. The company believes that including the dividends paid per common share allows users of its financial statements to more easily identify the impact of the changes in book value per common share from the perspective of investors.

Reconciliations of non-GAAP financial measures to their most directly comparable U.S. GAAP measures are included in the following tables and footnotes.

(financial tables follow)

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
CONSOLIDATED BALANCE SHEETS
(in millions, except per share amounts)
	June 30,	December 31,
	2023	2022
	(unaudited)
Assets
Total investments	$3,960.7	$3,651.9
Cash	29.3	50.2
Accrued investment income	19.0	18.6
Receivables	3,220.1	3,321.1
Goodwill and intangible assets	118.6	118.6
Deferred acquisition costs, net	103.9	107.0
Ceded unearned premiums	358.3	375.5
Other assets	377.2	325.3
Assets held-for-sale	—	2,066.2
Total assets	$8,187.1	$10,034.4

Liabilities and Shareholders' Equity
Reserves for losses and loss adjustment expenses	$5,204.7	$5,051.6
Unearned premiums	1,003.2	1,039.9
Ceded reinsurance payable, net	182.9	158.7
Senior unsecured fixed rate notes	140.6	140.5
Junior subordinated debentures	258.8	258.6
Other liabilities	162.1	237.7
Liabilities held-for-sale	—	1,914.5
Total liabilities	6,952.3	8,801.5

Preferred shares	144.0	144.0
Common shares	46.5	46.4
Additional paid-in capital	1,395.1	1,395.4
Treasury shares	(455.1)	(455.1)
Retained earnings	370.6	407.3
Accumulated other comprehensive income, net of taxes	(266.3)	(305.1)
Total shareholders' equity	1,234.8	1,232.9
Total liabilities and shareholders' equity	$8,187.1	$10,034.4

Book value per common share	$31.00	$31.06
Tangible book value per common share	$27.63	$27.67
Book value per common share excluding AOCI, net of tax	$38.57	$39.76
Tangible book value per common share excluding AOCI, net of tax	$35.20	$36.38

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(in millions, except per share amounts)
(unaudited)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Gross written premiums	$561.9	$732.1	$1,158.6	$1,452.7
Net written premiums	348.9	469.1	684.8	909.6

Earned premiums	329.9	454.3	719.8	934.9
Net investment income	32.8	29.3	62.5	67.0
Net investment and other gains (losses):
Net realized investment and other gains (losses)	(4.4)	(36.9)	(28.4)	(77.0)
Change in fair value recognized	6.0	(3.0)	12.2	3.7
Change in allowance for credit losses on fixed maturity securities	—	(0.5)	(0.1)	(1.6)
Net realized investment and other gains (losses)	1.6	(40.4)	(16.3)	(74.9)
Total revenue	364.3	443.2	766.0	927.0

Losses and loss adjustment expenses	241.4	276.0	526.0	559.6
Acquisition expenses	51.2	77.8	112.9	160.4
General and administrative expenses	59.7	83.2	135.0	173.5
Non-operating expenses	6.8	15.6	18.4	23.0
Interest expense	8.2	6.1	16.7	11.9
Fee and other (income) expense, net	(0.1)	(1.1)	(0.5)	(1.9)
Foreign currency exchange (gains) losses	0.7	(10.3)	3.4	(7.4)
Total expenses	367.9	447.3	811.9	919.1

Income (loss) before income taxes	(3.6)	(4.1)	(45.9)	7.9
Income tax provision (benefit)	(5.8)	12.1	(14.3)	25.1
Net income (loss)	$2.2	$(16.2)	$(31.6)	$(17.2)
Dividends on preferred shares	2.7	2.7	5.3	5.3
Net loss attributable to common shareholders	$(0.5)	$(18.9)	$(36.9)	$(22.5)

Net income (loss) per common share (basic)	$(0.01)	$(0.54)	$(1.05)	$(0.64)
Net income (loss) per common share (diluted)	$(0.01)	$(0.54)	$(1.05)	$(0.64)

Weighted average common shares:
Basic	35.2	35.0	35.1	34.9
Diluted	35.2	35.0	35.1	34.9

Loss ratio	73.2%	60.8%	73.1%	59.9%
Acquisition expense ratio	15.5%	17.1%	15.7%	17.2%
General and administrative expense ratio	18.1%	18.3%	18.7%	18.5%
Expense ratio	33.6%	35.4%	34.4%	35.7%
GAAP combined ratio	106.8%	96.2%	107.5%	95.6%
CAY ex-CAT combined ratio	97.9%	92.0%	96.2%	92.3%

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
SEGMENT DATA
(in millions)
(unaudited)

	Three Months Ended		Six months ended
	June 30,		June 30,
	2023	2022	2023	2022
U.S. Operations
Gross written premiums	$456.1	$501.1	$893.3	$976.3
Net written premiums	299.7	331.9	586.2	644.8
Earned premiums	311.2	332.8	636.8	669.2

Underwriting income	(25.3)	28.2	(46.3)	50.7
Net investment income	27.1	20.0	51.5	45.6
Interest expense	(6.7)	(4.2)	(13.7)	(8.1)
Fee (expense), net	—	(0.1)	0.3	(0.1)
Operating (loss) income before taxes	$(4.9)	$43.9	$(8.2)	$88.1

Loss ratio	73.7%	60.8%	73.7%	61.1%
Acquisition expense ratio	18.2%	15.4%	17.4%	16.3%
General and administrative expense ratio	16.2%	15.3%	16.2%	15.0%
Expense Ratio	34.4%	30.7%	33.6%	31.3%
GAAP combined ratio	108.1%	91.5%	107.3%	92.4%
CAY ex-CAT combined ratio	98.9%	89.2%	96.1%	90.0%

International Operations
Gross written premiums	$105.8	$230.8	$265.3	$476.2
Net written premiums	49.2	137.0	98.6	264.6
Earned premiums	18.6	121.3	82.9	265.5

Underwriting income (loss)	6.0	(4.2)	5.3	9.1
Net investment income	5.0	8.7	9.6	20.1
Interest expense	(1.3)	(1.9)	(2.6)	(3.6)
Fee income, net	0.1	1.2	0.2	2.0
Operating income before taxes	$9.8	$3.8	$12.5	$27.6

Loss ratio	62.4%	59.4%	66.6%	55.8%
Acquisition expense ratio	(29.0)%	21.1%	2.3%	19.1%
General and administrative expense ratio	34.3%	23.0%	24.7%	21.7%
Expense Ratio	5.3%	44.1%	27.0%	40.8%
GAAP combined ratio	67.7%	103.5%	93.6%	96.6%
CAY ex-CAT combined ratio	65.5%	95.5%	83.1%	92.3%

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
RECONCILIATION OF LOSS RATIOS
(unaudited)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
U.S. Operations
Loss ratio	73.7%	60.8%	73.7%	61.1%
Prior accident year loss reserve development	(8.2)%	(2.0)%	(10.2)%	(1.7)%
Catastrophe losses	(1.0)%	(0.3)%	(1.0)%	(0.7)%
CAY ex-CAT loss ratio	64.5%	58.5%	62.5%	58.7%

International Operations
Loss ratio	62.4%	59.4%	66.6%	55.8%
Prior accident year loss reserve development	(2.2)%	(6.8)%	(9.9)%	(2.0)%
Catastrophe losses	—%	(1.2)%	(0.6)%	(2.3)%
CAY ex-CAT loss ratio	60.2%	51.4%	56.1%	51.5%

Consolidated
Loss ratio	73.2%	60.8%	73.1%	59.9%
Prior accident year loss reserve development	(8.0)%	(3.6)%	(10.4)%	(2.1)%
Catastrophe losses	(0.9)%	(0.6)%	(0.9)%	(1.2)%
CAY ex-CAT loss ratio	64.3%	56.6%	61.8%	56.6%

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
NET PRIOR-YEAR RESERVE DEVELOPMENT & CATASTROPHE LOSSES BY SEGMENT
(in millions)
(unaudited)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Net Prior-Year Reserve Development
(Favorable)/Unfavorable
U.S. Operations	$25.4	$6.7	$65.1	$11.7
International Operations	0.4	8.2	8.2	5.2
Run-off Lines	0.6	1.4	1.7	2.8
Total net prior-year reserve development	$26.4	$16.3	$75.0	$19.7

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Catastrophe Losses
Catastrophe losses
U.S. Operations	$3.1	$1.0	$6.2	$5.0
International Operations	—	1.5	0.5	6.2
Total catastrophe losses	3.1	2.5	6.7	11.2

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
RECONCILIATION OF UNDERWRITING INCOME (LOSS) TO NET INCOME (LOSS)
CONSOLIDATED
(in millions)
(unaudited)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Net income (loss)	$2.2	$(16.2)	$(31.6)	$(17.2)
Add (deduct):
Income tax provision (benefit)	(5.8)	12.1	(14.3)	25.1
Net investment income	(32.8)	(29.3)	(62.5)	(67.0)
Net realized investment and other (gains) losses	(1.6)	40.4	16.3	74.9
Interest expense	8.2	6.1	16.7	11.9
Fee and other (income) expense, net	(0.1)	(1.1)	(0.5)	(1.9)
Foreign currency exchange (gains) losses	0.7	(10.3)	3.4	(7.4)
Non-operating expenses	6.8	15.6	18.4	23.0
Underwriting income (loss)	$(22.4)	$17.3	$(54.1)	$41.4

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
RECONCILIATION OF OPERATING INCOME (LOSS) TO NET INCOME (LOSS)
CONSOLIDATED
(in millions, except per share amounts)
(unaudited)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Net income (loss), as reported	$2.2	$(16.2)	$(31.6)	$(17.2)
Income tax provision (benefit)	(5.8)	12.1	(14.3)	25.1
Net income (loss), before taxes	(3.6)	(4.1)	(45.9)	7.9
Add (deduct):
Net realized investment and other (gains) losses	(1.6)	40.4	16.3	74.9
Foreign currency exchange (gains) losses	0.7	(10.3)	3.4	(7.4)
Non-operating expenses	6.8	15.6	18.4	23.0
Operating income (loss) before taxes and preferred share dividends	2.3	41.6	(7.8)	98.4
Income tax provision (benefit), at assumed rate (1)	0.4	7.9	(1.5)	18.7
Preferred share dividends	2.7	2.7	5.3	5.3
Operating (loss) income	$(0.8)	$31.0	$(11.6)	$74.4

Operating (loss) income per common share (diluted)	$(0.02)	$0.89	$(0.33)	$2.13

Weighted average common shares, diluted	35.2	35.0	35.1	34.9

(1) For the purpose of calculating Operating Income, an assumed tax rate of 19% is used which represents our expected weighted average statutory tax rate.

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
RECONCILIATION OF PRE-TAX OPERATING INCOME (LOSS) BY SEGMENT TO NET INCOME (LOSS)
(in millions)
(unaudited)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Operating income (loss) before income taxes:
U.S. Operations	$(4.9)	$43.9	$(8.2)	$88.1
International Operations	9.8	3.8	12.5	27.6
Run-off Lines	(0.3)	(1.5)	(1.0)	(2.5)
Corporate and Other	(2.3)	(4.6)	(11.1)	(14.8)
Total operating income (loss) before income taxes	2.3	41.6	(7.8)	98.4
Net realized investment and other gains (losses)	1.6	(40.4)	(16.3)	(74.9)
Foreign currency exchange (losses) gains	(0.7)	10.3	(3.4)	7.4
Non-operating expenses	(6.8)	(15.6)	(18.4)	(23.0)
Impairment of goodwill	—	—	—	—
Income (loss) before income taxes	(3.6)	(4.1)	(45.9)	7.9
Income tax provision (benefit)	(5.8)	12.1	(14.3)	25.1
Net income (loss)	$2.2	$(16.2)	$(31.6)	$(17.2)

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
PREMIUMS BY SEGMENT AND LINE OF BUSINESS
(in millions)

U.S. Operations	Three months ended June 30, 2023			Three months ended June 30, 2022
	Gross Written	Net Written	Net Earned	Gross Written	Net Written	Net Earned
Property	$65.7	$39.4	$36.7	$57.5	$39.8	$39.1
Liability	244.7	157.9	168.1	274.5	171.5	171.7
Professional	78.5	57.5	65.3	109.7	76.7	80.0
Specialty	67.2	44.9	41.1	59.4	43.9	42.0
Total	$456.1	$299.7	$311.2	$501.1	$331.9	$332.8

	Six months ended June 30, 2023			Six months ended June 30, 2022
	Gross \Written	Net Written	Net Earned	Gross Written	Net Written	Net Earned
Property	$121.7	$68.4	$73.6	$101.9	$66.6	$79.6
Liability	492.8	317.7	343.4	545.1	341.5	342.1
Professional	153.7	112.6	133.6	211.0	146.1	164.5
Specialty	125.1	87.5	86.2	118.3	90.6	83.0
Total	$893.3	$586.2	$636.8	$976.3	$644.8	$669.2

International Operations	Three months ended June 30, 2023			Three months ended June 30, 2022
	Gross Written	Net Written	Net Earned	Gross Written	Net Written	Net Earned
Property	$67.1	$40.2	$8.7	$60.9	$21.6	$18.8
Liability	29.1	7.0	5.7	57.9	37.8	29.1
Professional	12.6	5.0	5.0	54.4	31.2	30.4
Specialty	(3.0)	(3.0)	(0.8)	57.6	46.4	43.0
Total	$105.8	$49.2	$18.6	$230.8	$137.0	$121.3

	Six months ended June 30, 2023			Six months ended June 30, 2022
	Gross Written	Net Written	Net Earned	Gross Written	Net Written	Net Earned
Property	$93.4	$28.1	$14.5	$113.0	$31.6	$48.2
Liability	57.8	18.0	21.9	107.3	66.0	64.7
Professional	47.1	16.0	23.8	102.5	59.2	62.2
Specialty	67.0	36.5	22.7	153.4	107.8	90.4
Total	$265.3	$98.6	$82.9	$476.2	$264.6	$265.5

Consolidated	Three months ended June 30, 2023			Three months ended June 30, 2022
	Gross Written	Net Written	Net Earned	Gross Written	Net Written	Net Earned
Property	$132.8	$79.6	$45.4	$118.4	$61.4	$57.9
Liability	273.8	164.9	173.9	332.6	209.5	201.0
Professional	91.1	62.5	70.3	164.1	107.9	110.4
Specialty	64.2	41.9	40.3	117.0	90.3	85.0
Total	$561.9	$348.9	$329.9	$732.1	$469.1	$454.3

	Six months ended June 30, 2023			Six months ended June 30, 2022
	Gross Written	Net Written	Net Earned	Gross Written	Net Written	Net Earned
Property	$215.1	$96.5	$88.1	$214.9	$98.2	$127.8
Liability	550.6	335.7	365.4	652.6	407.7	407.0
Professional	200.8	128.6	157.4	313.5	205.3	226.7
Specialty	192.1	124.0	108.9	271.7	198.4	173.4
Total	$1,158.6	$684.8	$719.8	$1,452.7	$909.6	$934.9

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
COMPONENTS OF NET INVESTMENT INCOME & NET REALIZED INVESTMENT AND OTHER GAINS (LOSSES)
CONSOLIDATED
(in millions)
(unaudited)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Net Investment Income
Net investment income, excluding alternative investments	$29.6	$25.2	$59.5	$49.3
Alternative investments	3.2	4.1	3.0	17.7
Total net investment income	$32.8	$29.3	$62.5	$67.0

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Net Realized Investment and Other Gains (Losses)
Net realized investment (losses) gains	$(4.4)	$(11.7)	$(28.4)	$(23.3)
Change in fair value recognized	6.0	(3.0)	12.2	3.7
Change in allowance for credit losses on fixed maturity securities	—	(0.5)	(0.1)	(1.6)
Loss on the sale of business divestitures including the realization of foreign exchange translation losses	—	(25.2)	—	(53.7)
Total net realized investments and other gains (losses)	$1.6	$(40.4)	$(16.3)	$(74.9)

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
COMPONENTS OF INVESTMENT PORTFOLIO
CONSOLIDATED
(in millions)
(unaudited)
	June 30,	December 31,
	2023	2022
U.S. Governments and government agencies	$364.5	$380.7
States and political subdivisions	96.7	99.8
Foreign governments	29.2	28.4
Corporate – Financial	610.6	636.4
Corporate – Industrial	507.1	520.1
Corporate – Utilities	76.2	77.6
Asset-backed securities	133.6	139.2
Collateralized loan obligations	233.6	237.9
Mortgage-backed securities – Agency	248.5	259.1
Mortgage-backed securities – Commercial	280.0	285.4
Mortgage-backed securities – Residential	10.2	10.9
Total fixed maturities	2,590.2	2,675.5
Commercial Mortgage Loans	159.7	159.7
Common stocks	43.2	43.9
Preferred stocks	—	—
Total equity securities available for sale	43.2	43.9
Private equity	267.0	264.6
Hedge fund	54.8	54.0
Overseas deposits	—	—
Other	4.8	4.6
Total other investments	326.6	323.2
Short term investments and cash equivalents	841.0	449.6
Cash	29.3	50.2
Total cash and invested assets	$3,990.0	$3,702.1

	June 30,	December 31,
	2023	2022
U.S. Governments and government agencies	$364.5	$639.8
AAA	605.8	364.6
AA	236.2	241.8
A	606.1	592.5
BBB	632.5	565.6
BB	67.0	64.1
B	54.2	60.6
Lower than B	17.1	14.9
Not rated	6.8	131.6
Total fixed maturities	$2,590.2	$2,675.5

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
RECONCILIATION OF COMMON SHAREHOLDERS' EQUITY TO TANGIBLE SHAREHOLDERS' EQUITY
CONSOLIDATED
(in millions)
(unaudited)

	June 30,	December 31,
	2023	2022
Common shareholders' equity	$1,090.8	$1,088.9
Less: Accumulated other comprehensive income (AOCI), net of taxes	(266.3)	(305.1)
Common shareholders' equity excluding AOCI, net of tax	$1,357.1	$1,394.0

Common shareholders' equity	$1,090.8	$1,088.9
Less: Goodwill and intangible assets	118.6	118.6
Tangible common shareholders' equity	972.2	970.3
Less: AOCI, net of tax	(266.3)	(305.1)
Tangible common shareholders' equity excluding AOCI, net of tax	$1,238.5	$1,275.4

Common shares outstanding - end of period	35.182	35.061

Book value per common share	$31.00	$31.06
Tangible book value per common share	$27.63	$27.67
Book value per common share excluding AOCI, net of tax	$38.57	$39.76
Tangible book value per common share excluding AOCI, net of tax	$35.20	$36.38

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
SHAREHOLDER RETURN ANALYSIS
(in millions, except per share data)
(unaudited)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Net loss attributable to common shareholders	$(0.5)	$(18.9)	$(36.9)	$(22.5)
Operating income (loss) (1)	(0.8)	31.0	(11.6)	74.4

Common Shareholders' Equity - Beginning of period	$1,100.5	$1,466.8	$1,088.9	$1,591.2
Common Shareholders' Equity - End of period	1,090.8	1,316.7	1,090.8	1,316.7
Average Common Shareholders' Equity	$1,095.7	$1,391.8	$1,089.9	$1,454.0

Common shares outstanding - End of period	35.182	34.976	35.182	34.976

Book value per common share	$31.00	$37.65	$31.00	$37.65

Book value per common share, prior period	$31.31		$31.06
Change in book value per common share during 2023	(1.0)%		(0.2)%

Annualized return on average common shareholders' equity	(0.2)%	(5.4)%	(6.8)%	(3.1)%
Annualized operating return on average common shareholders' equity	(0.3)%	8.9%	(2.1)%	10.2%

(1) For the purpose of calculating Operating Income, an assumed tax rate of 19% is used which represents our expected weighted average statutory tax rate.

Contact:
Andrew Hersom	David Snowden
Head of Investor Relations	Senior Vice President, Communications
860.970.5845	210.321.2104
andrew.hersom@argogroupus.com	david.snowden@argogroupus.com